Exhibit 99.1

Argo Group Announces Closing of Lloyd’s Syndicate 1200 Transaction

HAMILTON, Bermuda--( BUSINESS WIRE)-- Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo”) today announced the completion of its previously announced sale of Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 to Westfield.

“We are pleased to complete this transaction,” said Thomas A. Bradley, Argo’s executive chairman and chief executive officer. “We thank our Lloyd’s team members for their work and dedication to our business over the years, and we are confident they will have a bright future ahead with Westfield.”

Goldman Sachs & Co. LLC served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Argo.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is a U.S. focused underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses. Argo and its insurance subsidiaries are rated ‘A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‘A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

Contacts

Investors:

Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978-387-4150

gregory.charpentier@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210-321-2104

david.snowden@argogroupus.com

Source: Argo Group International Holdings, Ltd.